Exhibit 99

Respironics Receives 510(k) Clearance from FDA for BiPAP® autoSV™ Device Designed for Complicated Sleep-Disordered Breathing Patients

MURRYSVILLE, Pa., March 7 /PRNewswire-FirstCall/ — Respironics, Inc. (Nasdaq: RESP) today announced that the U.S. Food and Drug Administration (FDA) granted 510(k) clearance of the BiPAP autoSV device, which is intended to provide noninvasive ventilatory support to treat adult patients with Obstructive Sleep Apnea (OSA) and Respiratory Insufficiency caused by central and/or mixed apneas and periodic breathing.

“We are excited about broadening our product portfolio in the sleep and respiratory markets with the BiPAP autoSV device, which expands our ability to provide life-changing therapy to a wider population of patients,” said John L. Miclot, president and CEO of Respironics.

The BiPAP autoSV device was previously launched in Europe and Canada and to date the market acceptance of this product has been very positive. This product is designed for managing complicated sleep-disordered breathing patients and combines a number of Respironics’ core technologies to recognize and respond to patients’ changing pressure needs.

The BiPAP autoSV device delivers optimal therapy for these complicated sleep-disordered breathing patients utilizing a multi-level algorithm. On a breath-by-breath basis, the revolutionary algorithm utilizes Respironics’ core technologies to adjust pressure support upon detecting a sleep event, such as an apnea, hypopnea or periodic breathing, to stabilize the patient’s breathing pattern. This algorithm also calculates the patient’s spontaneous breathing rate and will automatically trigger a breath for the patient should a sleep event occur. This device also combines Respironics’ proven BiPAP technology, Encore® Pro Data Management Software, Digital Auto-Trak™ Sensitivity, integrated alarms and optional integrated heated humidification. Respironics plans to begin domestic distribution of this product later in the current fiscal year.

The Company stated that it will not be changing its financial guidance or outlook based on this announcement.

Respironics is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, the Company is committed to providing valued solutions to help improve outcomes for patients, clinicians and health care providers. Respironics markets its products in 131 countries and employs over 4,900 associates worldwide. Further information can be found on the Company’s Web site: www.respironics.com.

This document contains forward-looking statements, including statements relating to, among other things, developments in the healthcare industry; the success of the Company’s marketing, sales, and promotion programs; future sales, acceptance, and quality of the Company’s products and programs; the timing and success of new product introductions; new product development; anticipated cost savings; FDA and other regulatory requirements, enforcement actions, product recalls or related field actions; future results from acquisitions and strategic investments; growth rates in foreign markets; regulations and other factors affecting operations and sales outside the United States; foreign currency fluctuations; the effects of a major earthquake, cyber-attack or other catastrophic event that results in the destruction or disruption of any critical business or information technology systems; customer consolidation and concentration; increasing price competition and other competitive factors in the manufacture, distribution, and sale of products; interest rate fluctuations; expiration of intellectual property rights; intellectual property and related litigation; other litigation; future levels of earnings and revenues; the number of equity awards granted to employees and changes in the Company’s stock price; and third party reimbursement; all of which are subject to change. Actual results may differ materially from those described in any forward-looking statements. Additional information on potential factors that could affect the Company’s financial results are included in the reports filed with the SEC, including the reports on Form 10-K, 10-Q and 8-K.

SOURCE Respironics, Inc.

CONTACT: Dan Bevevino, Vice President & CFO, Respironics, Inc., +1-724- 387-5235; General Contact: Joe Calabrese, +1-212-827-3772, or Analyst Information: Julie Tu, +1-212-827-3776, both of Financial Relations Board for Respironics, Inc.